Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Three months ended September 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,427	$975	$—	$357	$—	$100	$(101)	$2,758
Cost of sales and other expenses	(802)	(571)	—	(174)	—	(120)	69	(1,598)
Depreciation and amortization	(196)	(154)	—	(46)	—	(2)	(4)	(402)
Impairment losses	(6)	(37)	—	—	—	—	—	(43)
Loss on sale of assets	—	—	—	—	—	—	(3)	(3)
Other income (expense), net	19	1	—	(30)	—	—	3	(7)
Income (loss) before interest and tax(1)	442	214	—	107	—	(22)	(36)	705
Net interest (expense) income	(105)	(36)	—	(10)	—	4	(110)	(257)
Income tax (expense) benefit	(71)	(35)	—	—	—	2	43	(61)
Equity earnings, net	—	—	212	37	—	17	—	266
(Earnings) losses attributable to noncontrolling interests	(3)	—	—	(50)	—	1	—	(52)
Preferred dividends	—	—	—	—	—	—	(36)	(36)
Earnings (losses) from continuing operations	$263	$143	$212	$84	$—	$2	$(139)	565
Earnings from discontinued operations								248
Earnings attributable to common shares								$813

Three months ended September 30, 2018(2)
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,299	$802	$—	$410	$38	$147	$(131)	$2,565
Cost of sales and other expenses	(825)	(656)	—	(201)	(24)	(131)	94	(1,743)
Depreciation and amortization	(174)	(141)	—	(45)	—	(2)	(4)	(366)
Impairment losses	—	—	—	(4)	—	—	—	(4)
Other income, net	24	3	—	66	—	—	3	96
Income (loss) before interest and tax(1)	324	8	—	226	14	14	(38)	548
Net interest (expense) income	(55)	(29)	—	(13)	(3)	7	(110)	(203)
Income tax (expense) benefit	(53)	7	—	(126)	2	(6)	37	(139)
Equity earnings (losses), net	—	—	154	(28)	12	—	(64)	74
(Earnings) losses attributable to noncontrolling interests	(11)	—	—	(15)	9	1	—	(16)
Preferred dividends	—	—	—	—	—	—	(36)	(36)
Earnings (losses) from continuing operations	$205	$(14)	$154	$44	$34	$16	$(211)	228
Earnings from discontinued operations								46
Earnings attributable to common shares								$274
(1) Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2) Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Nine months ended September 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,666	$3,142	$—	$1,058	$10	$327	$(317)	$7,886
Cost of sales and other expenses	(2,141)	(2,083)	—	(496)	(20)	(350)	223	(4,867)
Depreciation and amortization	(571)	(449)	—	(136)	—	(7)	(11)	(1,174)
Impairment losses	(6)	(37)	—	—	—	—	—	(43)
Gain on sale of assets	—	—	—	—	61	—	2	63
Other income, net	60	18	—	6	—	—	19	103
Income (loss) before interest and tax(1)	1,008	591	—	432	51	(30)	(84)	1,968
Net interest (expense) income	(308)	(103)	—	(31)	8	27	(326)	(733)
Income tax (expense) benefit	(111)	(50)	—	(116)	(4)	(4)	135	(150)
Equity earnings (losses), net	—	—	419	43	5	19	(1)	485
(Earnings) losses attributable to noncontrolling interests	(7)	—	—	(114)	(1)	1	—	(121)
Preferred dividends	—	(1)	—	—	—	—	(107)	(108)
Earnings (losses) from continuing operations	$582	$437	$419	$214	$59	$13	$(383)	1,341
Earnings from discontinued operations								267
Earnings attributable to common shares								$1,608

Nine months ended September 30, 2018(2)
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,405	$2,700	$—	$1,028	$103	$330	$(290)	$7,276
Cost of sales and other expenses	(2,133)	(1,934)	—	(453)	(68)	(324)	208	(4,704)
Depreciation and amortization	(509)	(414)	—	(131)	(27)	(24)	(10)	(1,115)
Impairment losses	—	—	—	(4)	—	(1,300)	—	(1,304)
Other income, net	77	49	—	64	—	—	2	192
Income (loss) before interest and tax(1)	840	401	—	504	8	(1,318)	(90)	345
Net interest (expense) income	(158)	(81)	—	(42)	(9)	18	(318)	(590)
Income tax (expense) benefit	(151)	(75)	—	(226)	67	488	118	221
Equity earnings (losses), net	—	—	283	2	(170)	1	(67)	49
(Earnings) losses attributable to noncontrolling interests	(10)	—	—	(77)	50	47	—	10
Preferred dividends	—	(1)	—	—	—	—	(89)	(90)
Earnings (losses) from continuing operations	$521	$244	$283	$161	$(54)	$(764)	$(446)	(55)
Earnings from discontinued operations								115
Earnings attributable to common shares								$60
(1) Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2) Amounts have been retrospectively adjusted for discontinued operations.